Exhibit 99.2

Annovis Bio Announces Pricing of $7.5 Million Public Offering

BERWYN, PENNSYLVANIA, October 31, 2023 /BUSINESS WIRE/ -- Annovis Bio, Inc. (NYSE: ANVS) (“Annovis”), a late-stage clinical drug platform company developing transformative therapies to treat neurodegenerative diseases, including Alzheimer’s Disease and Parkinson’s Disease, today announced the pricing of an underwritten public offering of 1,250,000 units consisting of (i) one share of its common stock and (ii) an accompanying warrant (each warrant to purchase one share of common stock). The combined offering price to the public of each share of common stock and accompanying warrant is $6.00.

All of the shares of common stock and the accompanying warrant are being offered by Annovis. The shares of common stock and the accompanying warrant will be issued separately but can only be purchased together in the offering.

Before deducting the underwriting discounts and commissions and other offering expenses, Annovis expects to receive total gross proceeds of approximately $7.5 million. The offering is expected to close on or about November 2, 2023, subject to the satisfaction of customary closing conditions.

Canaccord Genuity is acting as the sole bookrunner in the offering.

Annovis intends to use the net proceeds from this offering, together with its existing cash, for expenses primarily related to general corporate purposes, including to fund the clinical development of Annovis’ lead drug candidate, buntanetap, including the conduct of Annovis’ on-going and planned clinical trials, potential future commercialization efforts, and future regulatory activities including preparation of regulatory filings; and for additional early-stage research and development activities; and other general corporate purposes.

The shares and accompanying warrants are being offered by Annovis pursuant to an effective shelf registration statement on Form S-3 (No. 333-252625) previously filed with the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus describing the terms of the offering has been filed with the SEC. A final prospectus supplement and accompanying prospectus describing the terms of the offering will be filed with the SEC. When available, copies of the prospectus supplement and the accompanying prospectus relating to this offering may be obtained from: Canaccord Genuity LLC, Attention: Syndication Department, 99 High Street, Suite 1200, Boston, Massachusetts 02110, or by email at prospectus@cgf.com. Electronic copies of the prospectus supplement and accompanying prospectus will also be available on the SEC’s website at http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or other jurisdiction.

About Annovis Bio, Inc.

Headquartered in Berwyn, Pa., Annovis Bio, Inc. is a clinical-stage, drug platform company addressing neurodegeneration, such as Alzheimer’s Disease (AD), Parkinson’s Disease (PD), and other chronic neurodegenerative diseases. It is believed to be the only company developing a drug for both AD and PD designed to inhibit more than one neurotoxic protein to restore axonal and synaptic activity. By improving brain function, the company’s goal is to treat memory loss and dementia associated with AD as well as body and brain dysfunction associated with PD. For information about the company’s clinical trials and patents, visit annovisbio.com.

Forward-Looking Statements

This press release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company advises caution in reliance on forward-looking statements. Forward-looking statements include, without limitation, the Company's plans related to clinical trials. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those implied by forward-looking statements, including regarding patient enrollment, the effectiveness of Buntanetap and the timing, effectiveness, and anticipated results of the Company's clinical trials evaluating the efficacy, safety and tolerability of buntanetap. See also additional risk factors set forth in the Company's periodic filings with the SEC, including, but not limited to, those risks and uncertainties listed in the section entitled "Risk Factors," in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. All forward-looking statements in this press release are based on information available to the Company as of the date of this filing. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact:

Maria Maccecchini

Maccecchini@annovisbio.com